UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest even reported) December 8, 2006

Maxus Realty Trust, Inc.
(Exact name of registrant as specified on its charter)

MISSOURI	00-13457	48-1339136
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Armour Road
North Kansas City, Missouri 64116
(Address of principal executive offices) (Zip Code)

(816) 303-4500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-r(c))

Item 8.01 Other Events.

On December 8, 2006, LaSalle Bank National Association, as trustee for Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-LIFE2 (the “Lender”), consented to (i) the transfer of the interest of ACI Financing, L.L.C., our subsidiary (“ACI Financing”), in the ACI Building, an office building located in Omaha, Nebraska (the “ACI Building”), to FOR 1031 Omaha LLC (“FOR 1031”) and (ii) FOR 1031’s assumption of ACI Financing’s obligations under ACI Financing’s existing loan from the Lender secured by the ACI Building (the “Lender’s Consent”).

As previously reported, on August 25, 2004, ACI Financing sold the ACI Building to FOR 1031 Omaha LLC. In connection with the sale, the Lender refused to approve the assumption of the existing loan by DBSI Housing Inc., an affiliate of FOR 1031 (“DBSI”). As a result, ACI Financing and DBSI agreed as follows:

•
the parties agreed that FOR 1031 and DBSI would indemnify ACI Financing from all costs, expenses, penalties, interest, attorneys’ fees, defense costs, Make Whole Premiums (as described below), principal, default interest and every other charge made by the Lender against ACI Financing resulting directly or indirectly from the transfer of the ACI Building to FOR 1031 without the consent of the Lender or otherwise complying with the terms of the Lender loan documents in connection with the transfer of the ACI Building to FOR 1031;

•
ACI Financing agreed to be responsible for and pay to the Lender the lesser of (i) $100,000 or (ii) ten percent (10%) of any Make Whole Premium successfully charged by the Lender resulting from ACI Financing’s sale of the ACI Building to FOR 1031; and

•
FOR 1031 executed wrap around loan documents (the “Wrap Around Loan Documents”), including (i) a promissory note payable to ACI Financing, (ii) a deed of trust, assignment of rents and security agreement in favor of ACI Financing and (iii) an indemnity agreement, which was also executed by DBSI.

Since September 2004, the Lender has charged ACI Financing with default interest, which DBSI paid to ACI Financing pursuant to the Wrap Around Loan Documents. ACI Financing’s loan documents with the Lender also (i) includes a due on sale clause that allows the Lender to declare the entire principal amount and accrued interest due immediately upon an event of default and (ii) provides that in an event of a default and acceleration of the loan, ACI Financing must pay the Lender a “Make Whole Premium,” which is defined to mean the greater of (i) one percent (1%) of the outstanding principal amount of the loan or (ii) a premium calculated by determining the present value of the payments to be made in accordance with the promissory note discounted at the yield on the applicable US Treasury Issue for the number of months remaining from the date of acceleration to the maturity date.

In connection with the Lender’s Consent, ACI Financing and Maxus Realty Trust, Inc. (the “Trust”), as a limited guarantor, did not execute a formal release from their respective obligations under the existing loan documents and guaranty. Also, in connection the Lender’s Consent, the Wrap Around Loan Documents were terminated, except the indemnity agreement.

As a result of Lender’s Consent, ACI Financing and the Trust can no longer be declared in default under the loan documents for a transfer to FOR 1031 without Lender’s consent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXUS REALTY TRUST, INC.

Date:  December 14, 2006            By:  /s/ David L. Johnson
David L. Johnson
Chairman of the Board, President and Chief Executive Officer